Morrison, Brown, Argiz & Company






                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------

We consent to the use in this Post-Effective Amendment to the Registration Statement of Amerindo Funds Inc. on Form N-1A of our report dated January 27, 1998, incorporated by reference in the Prospectus and Statement of Additional Information, which are part of this Registration Statement.

We also consent to the reference to us under the headings "Counsel and Independent Auditors" in such Prospectus and Statement of Additional Information.



/s/Morrison, Brown, Argiz & Company

Certified Public Accountants
Miami, Florida
February 26, 1999


709782.1

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